UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2008

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDACORP, Inc.

Idaho Power Company
Form 8-K

ITEM 8.01      OTHER EVENTS

General Rate Case

In a stipulation filed with the Idaho Public Utilities Commission (the "IPUC") on January 23, 2008 in Idaho Power Company's ("Idaho Power") general rate case, Idaho Power, the Staff of the IPUC (the "Staff") and certain other parties to the proceeding agreed to an average annual increase of 5.2 percent (approximately $32.1 million annually) in the retail base rates IPC charges to its customers in Idaho.

The parties agreed in the stipulation to make a good faith effort to develop a mechanism to adjust or replace the current Load Growth Adjustment Rate ("LGAR"), which adjusts the power supply costs Idaho Power is allowed to include in its annual power cost adjustment ("PCA") for differences between actual load and the load used in calculating base rates.  As an interim solution, the parties have agreed to use the LGAR of $62.79 per MWh recommended by the Staff on December 10, 2007, but to apply it to only fifty percent of the load growth occurring during each month within the April 2008 - March 2009 PCA year.

The stipulation also reflects an agreement by the parties to participate in a good faith discussion regarding a forecast test year methodology that balances the auditing concerns of the Staff and interveners with IPC's need for timely rate relief.  The parties agreed that such a methodology would begin with auditable numbers from which projections would be made for the test year.

Neither an overall rate of return nor a return on equity is specified in the stipulation.  The currently authorized overall rate of return would remain at 8.1 percent.

Idaho Power filed its general rate case in June 2007 based upon a fully forecast 2007 test year, requesting an average annual rate increase of approximately 10.35 percent, or $63.9 million annually, for its Idaho customers.  The application included a requested return on equity of 11.5 percent and an overall rate of return of 8.561 percent.  Idaho Power also requested a LGAR of $29.16 per MWh.

The settlement proposal is subject to approval by the IPUC.  The technical hearing on this matter was held on January 23, 2008 and public hearings are scheduled for late January and early February 2008.  The parties have requested in the stipulation that the new rates become effective no later than March 1, 2008, but IPC is unable to predict what relief the IPUC will grant or when the IPUC will issue its order.

The press release relating to this stipulation is furnished as Exhibit 99.1 hereto.

2

Ambac Financial Guaranty Insurance Policies

Ambac Assurance Corporation ("Ambac") has issued financial guaranty insurance policies for two series of pollution control revenue bonds (the "pollution control bonds") issued for the benefit of Idaho Power.  The two series are the $116.3 million aggregate principal amount of Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 issued by Sweetwater County, Wyoming (the "Sweetwater County bonds"), which mature July 15, 2026, and $49.8 million aggregate principal amount of Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2003 issued by Humboldt County, Nevada (the "Humboldt County bonds"), which mature December 1, 2024.  Idaho Power borrowed the proceeds from the issuance of the pollution control bonds pursuant to separate loan agreements with each of the counties and is obligated to repay such loans at times and in amounts sufficient to pay the principal of and premium, if any, and interest on the pollution control bonds.  To secure such obligations, Idaho Power issued to the trustees its first mortgage bonds, currently rated at "A3" by Moody's Investors Service, Inc. ("Moody's") and "A" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P").  The regularly scheduled principal and interest payments on the pollution control bonds of each issue, and principal and interest payments on the pollution control bonds upon mandatory redemption following a determination of taxability, are insured by a financial guaranty insurance policy issued by Ambac.  The pollution control bonds bear interest at an auction interest rate reset every 35 days for the Humboldt County bonds and every seven days for the Sweetwater County bonds.  The pollution control bonds are rated by Moody's and S&P pursuant to the loan agreements.  Fitch Ratings, Inc. ("Fitch") provides its own rating of the pollution control bonds.

On January 16, 2008 Moody's announced that it had placed its "Aaa" insurance financial strength rating of Ambac on review for a possible downgrade and that, as a result of this review, Moody's-rated securities that are guaranteed by Ambac were also placed under review for possible downgrade, except those with higher public underlying ratings.  On January 18, 2007, S&P announced that it had placed Ambac's financial strength, financial enhancement and issuer credit ratings on negative watch.  Also on January 18, 2007, Fitch announced that it had downgraded Ambac's insurer financial strength rating from "AAA" to "AA" and was keeping the rating on negative watch.  Fitch also downgraded the Humboldt County bonds and the Sweetwater County bonds to "AA."  The pollution control bonds are still rated Aaa by Moody's and AAA by S&P.

Credit ratings reflect the views of the individual rating agencies.  An explanation of the significance of these ratings may be obtained from the respective rating agencies.  Such ratings are not a recommendation to buy, sell or hold securities.  Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change.  Each rating should be evaluated independently of any other rating.

3

Idaho Power is unable to predict the effects of any downgrade of ratings on Ambac.  However, any downgrade of Ambac and any downgrade of the pollution control bonds would likely result in higher interest rates on the pollution control bonds and possibly in a "failed auction", where there are no purchasers for the bonds.  A "failed auction" would result in the existing holders having to hold the pollution control bonds at the maximum interest rate (14%) for the Sweetwater County bonds and at scheduled rates up to the maximum interest rate (12%) for the Humboldt County bonds.  If a "failed auction" occurs, new auctions will continue to be every 35 days for the Humboldt County bonds and every seven days for the Sweetwater County bonds.  Both the Humboldt County bonds and the Sweetwater County bonds are redeemable at the option of Idaho Power on the business day immediately following an auction date at 100% of the principal amount thereof, plus accrued interest.

4

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-looking statements include:  changes in and compliance with governmental policies, including new interpretations of existing policies, and regulatory actions and regulatory audits, including those of the Federal Energy Regulatory Commission, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council, the Idaho Public Utilities Commission, the Oregon Public Utility Commission and the Internal Revenue Service with respect to allowed rates of return, industry and rate structure, day-to-day business operations, acquisition and disposal of assets and facilities, operation and construction of plant facilities, provision of transmission services, relicensing of hydroelectric projects, recovery of purchased power expenses, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings; changes arising from the Energy Policy Act of 2005; litigation and regulatory proceedings, including those resulting from the energy situation in the western United States, and penalties and settlements that influence business and profitability; changes in and compliance with environmental, endangered species and safety laws and policies; weather variations affecting hydroelectric generating conditions and customer energy usage; over-appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at hydroelectric facilities; construction of power generating, transmission and distribution facilities including an inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up; operation of power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply, including availability, transportation and prices, and availability of transmission; blackouts or other disruptions of Idaho Power Company's or the western interconnected transmission systems; impacts from the potential formation of a regional transmission organization or the development of another transmission group; population growth rates and demographic patterns; market demand and prices for energy, including structural market changes; changes in operating expenses and capital expenditures, including costs and availability of materials and commodities, and fluctuations in sources and uses of cash; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by factors such as credit ratings and general economic conditions; actions by credit rating agencies, including changes in rating criteria and new interpretations of existing criteria; homeland security, natural disasters and other natural risks, such as earthquake, flood, drought, lightning, wind and fire, acts of war or terrorism; market conditions that could affect the operations and prospects of IDACORP's subsidiaries or their competitors; increasing health care costs and the resulting effect on medical benefits paid for employees; performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to pension plans, as well as the reported costs of providing pension and other postretirement benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; changes in tax rates or policies, interest rates or rates of inflation; adoption of or changes in critical accounting policies or estimates; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statement should be considered in light of such factors and others noted in IDACORP's and Idaho Power Company's Annual Report on Form 10-K for the year ended December 31, 2006, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 3007 and September 30, 2007 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.  New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

 ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits

Number	Description

99.1	Press Release dated January 23, 2008
5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  January 24, 2008

IDACORP, Inc.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson

         Senior Vice President -

         Administrative Services and

         Chief Financial Officer

Idaho Power Company

By:   /s/ Darrel T. Anderson
Darrel T. Anderson

         Senior Vice President -

         Administrative Services and

         Chief Financial Officer

6

INDEX TO EXHIBITS

Number	Description

99.1	Press Release dated January 23, 2008
7